UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2012

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-16438	95-4134955

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200 Calabasas, California	91302

(Address of Principal Executive Offices)	Zip Code

(818) 591-0776

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” is incorporated under this Item 1.01 by reference.

Item 3.03	Material Modification of Rights of Security Holders.

On August 24, 2012 we entered into an amendment (the “Amendment”) to the Shareholder Rights Agreement dated as of September 21, 2010 (the “Rights Agreement”), between National Technical Systems, Inc., (the “Company”) and Computershare Trust Company, N.A., as Rights Agent. The Amendment accelerates the final expiration date of the rights issued thereunder (the “Rights”) to the close of business on August 24, 2012. Pursuant to the Rights Agreement, each share of the Company’s common stock, no par value, outstanding had attached to it one Right representing the right to purchase one one-hundredth (1/100) of a share of the Company’s Series A Junior Participating Preferred Stock under certain circumstances specified in the Rights Agreement. As a result of the Amendment, the Rights are no longer outstanding and are not exercisable.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is set forth as Exhibit 4.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1
Shareholder Rights Agreement dated September 21, 2010 between National Technical Systems, Inc. and Computershare Trust Company, N.A. as Rights Agent (incorporated by reference to Exhibit 4.1 of the registrant’s current report on Form 8-K filed on September 22, 2010).

4.2	Amendment No. 3 to Shareholder Rights Agreement dated August 24, 2012 between National Technical Systems, Inc. and Computershare Trust Company, N.A. as Rights Agent as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2012	National Technical Systems, Inc.

	By:	/s/ William McGinnis
Name: William McGinnis
Title: Chief Executive Officer